ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

CERVOMED

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP/IDENTIFIER			XXXXXXXXX
Holder ID			XXXXXXXXXX
Insurance Value			1,000,000.00
Number of Shares			123456
DTC	12345678	123456789012345	
Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

COMMON STOCK

PAR VALUE $0.001

COMMON STOCK

Certificate Number

ZQ00000000

CERVOMED

Shares

000000**************
000000************
****000000**************
*****000000*************
******000000************

CERVOMED INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 15713L 10 9

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE
MR. SAMPLE & MRS. SAMPLE

is the owner of

**ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO**

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of shares of the Common Stock of CervoMed Inc., a Delaware Corporation (the "Corporation"), transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers.

John J. Alam
President and Chief Executive Officer

CERVOMED INC.
CORPORATE
SEAL
2015
DELAWARE

William Tanner
Chief Financial Officer

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567